UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2017

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Trust was held on May 3, 2017 in North Bethesda, Maryland. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Withheld/ Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Trustees
Jon E. Bortz	60,847,955	582,239	61,526	3,487,530
David W. Faeder	59,465,961	1,967,680	58,079	3,487,530
Elizabeth I. Holland	61,264,369	168,444	58,906	3,487,530
Gail P. Steinel	60,710,268	724,294	57,158	3,487,530
Warren M. Thompson	61,010,687	421,114	59,917	3,487,531
Joseph S. Vassalluzzo	59,462,320	1,970,184	59,216	3,487,530
Donald C. Wood	61,108,381	326,542	56,796	3,487,530

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Trust's independent registered public accounting firm for the year ending December 31, 2017	64,073,978	833,702	71,571	0

Proposal 3: Advisory vote on compensation of our named executive officers	58,121,481	3,211,047	159,097	3,487,624

Proposal 4: Advisory vote on the frequency of the shareholders' advisory vote on the compensation of our names executive officers

1 Year	2 Year	3 Year	Abstain	Broker Non-Vote
52,214,306	59,090	9,088,702	129,527	3,487,624

In light of the voting results, the Board of Trustees has decided to include the shareholders’ advisory vote on compensation of our named executive officers in our proxy materials on an annual basis until the next advisory vote on the frequency of the shareholder vote on compensation of our named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	May 5, 2017	By:	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary